Exhibit 99.1

FOR IMMEDIATE RELEASE

BED BATH & BEYOND INC. REPORTS RESULTS FOR FISCAL 2019 SECOND QUARTER

Reported Second Quarter Net Loss Per Diluted Share of $(1.12); Adjusted Net Earnings Per Diluted Share of $0.34

Company Seeing Positive Results from First Wave of Transformation Initiatives

Fiscal 2019 Outlook Continues to be In-Line with Most Recent Guidance

UNION, New Jersey, October 2, 2019 --- Bed Bath & Beyond Inc. (Nasdaq: BBBY) today reported financial results for the second quarter of fiscal 2019 ended August 31, 2019.

Mary A. Winston, Interim CEO, stated, "We are making good progress against our four key near-term priorities, including: (1) stabilizing sales and driving top-line growth; (2) resetting the cost structure; (3) reviewing and optimizing the Company's asset base, including the portfolio of retail banners; and (4) refining our organization structure. Our second quarter financial results reflect the relentless effort of our teams and our progress in driving the Company's transformation efforts to delight our customers, enhance our competitive position, improve our financial performance, and drive shareholder value."

Fiscal 2019 Second Quarter Results

For the fiscal 2019 second quarter, the Company reported a net loss of $(1.12) per diluted share ($(138.8) million), which included an unfavorable impact of approximately $1.46 per diluted share from charges related to the first wave of transformation initiatives including, severance costs associated with the corporate workforce reduction and decision to outsource certain functions, and an inventory write down. In addition, non-cash store impairment charges were incurred during the quarter. This compares to net earnings of $0.36 per diluted share ($48.6 million) for the fiscal 2018 second quarter. Excluding the severance costs, inventory write down, and store impairment charges, the Company reported adjusted net earnings of $0.34 per diluted share ($41.9 million) for the fiscal 2019 second quarter, compared to adjusted net earnings of $0.38 per diluted share ($52.0 million) for the fiscal 2018 second quarter, excluding severance costs. Net sales for the fiscal 2019 second quarter were approximately $2.7 billion, a decrease of approximately 7.3% compared to the prior year period. Comparable sales in the fiscal 2019 second quarter declined approximately 6.7%.

Capital Allocation

Today, the Company’s Board of Directors declared a quarterly dividend of $0.17 per share payable on January 14, 2020 to shareholders of record at the close of business on December 13, 2019.

During the fiscal 2019 second quarter, the Company repurchased approximately $16.5 million of its common stock, representing approximately 1.4 million shares.

The Company ended the fiscal 2019 second quarter with approximately $1.0 billion in cash and investments, compared with approximately $1.1 billion in cash and investments at the end of the fiscal 2018 second quarter.

Fiscal 2019 Updated Financial Outlook

Fiscal 2019 full-year results continue to be in line with the Company's most recent guidance and assumes current investment plans to drive top-line performance in the back half, as well as its comp sales trends year to date, and excludes goodwill and other impairments, severance costs, shareholder activity costs, the inventory write down, and any incremental impact from tariffs. Fiscal 2019 full-year net sales are estimated to be around $11.4 billion and net earnings per diluted share are estimated to be between $2.08 and $2.13.

Due to the inherent difficulty of forecasting the timing or amount of items that have not yet occurred and are out of the Company's control, and that would impact its net earnings per diluted share, for fiscal 2019 on a GAAP basis, the Company has not provided a reconciliation of its adjusted net earnings per diluted share for its fiscal 2019 full-year outlook on a GAAP basis. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

CEO Search
The Company has made substantial progress toward identifying a permanent CEO. The Company remains on track with its expectation that it will make an announcement soon.

Fiscal 2019 Second Quarter Conference Call and Investor Presentation

Bed Bath & Beyond Inc.’s fiscal 2019 second quarter conference call with analysts and investors will be held today at 5:00pm EDT and may be accessed by dialing 1-888-771-4371, or if international, 1-847-585-4405, using conference ID number 49010664. The replay of the call will be available beginning today at 8:00pm EDT through 8:00pm EDT on Friday, October 4th, 2019, and can be accessed by dialing 1-888-843-7419, using conference ID number 49010664. The call and replay can also be accessed via audio webcast on the investor relations section of the Company's website at www.bedbathandbeyond.com.

The Company has also made available an Investor Presentation on the investor relations section of the Company's website at www.bedbathandbeyond.com.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the "Company") is an omnichannel retailer that is the trusted expert for the home and heart-felt life events. The Company sells a wide assortment of domestics merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com, bedbathandbeyond.ca, worldmarket.com, buybuybaby.com, buybuybaby.ca, christmastreeshops.com, andthat.com, harmondiscount.com, facevalues.com, ofakind.com, onekingslane.com, personalizationmall.com, decorist.com, harborlinen.com, and t-ygroup.com. As of August 31, 2019, the Company had a total of 1,534 stores, including 993 Bed Bath & Beyond stores in all 50 states, the District of Columbia, Puerto Rico and Canada, 277 stores under the names of World Market, Cost Plus World Market or Cost Plus, 126 buybuy BABY stores, 81 stores under the names Christmas Tree Shops, Christmas Tree Shops andThat! or andThat!, 55 stores under the names Harmon, Harmon Face Values or Face Values, and two stores under the name One Kings Lane. During the fiscal second quarter, the Company closed two Bed Bath & Beyond stores. The joint venture to which the Company is a partner operates ten stores in Mexico under the name Bed Bath & Beyond.

Non-GAAP Information

This press release contains certain non-GAAP information, such as adjusted net earnings per diluted share, which is intended to provide visibility into the Company’s core operations by excluding the effects of the goodwill and other impairments, severance costs, shareholder activity costs, and inventory write down. The Company’s definition and calculation of non-GAAP measures may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the Company's outlook for its net sales and adjusted net earnings per diluted share and its progress and anticipated progress towards its long-term objectives. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization, including a permanent Chief Executive Officer; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for its business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; and the integration of acquired businesses. The Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

INVESTOR CONTACT:
Janet M. Barth, (908) 613-5820 OR IR@bedbath.com

MEDIA CONTACT:
Nick Lamplough / Leigh Parrish - Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

BED BATH & BEYOND INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	August 31, 2019	September 1, 2018	August 31, 2019	September 1, 2018

Net sales	$2,719,447	$2,935,018	$5,292,436	$5,688,685

Cost of sales	1,992,459	1,946,457	3,678,269	3,735,276

Gross profit	726,988	988,561	1,614,167	1,953,409

Selling, general and administrative expenses	880,889	909,703	1,773,643	1,793,322

Goodwill and other impairments	28,357	—	429,624	—

Operating (loss) profit	(182,258)	78,858	(589,100)	160,087

Interest expense, net	16,342	14,611	32,240	31,343

(Loss) earnings before provision for income taxes	(198,600)	64,247	(621,340)	128,744

(Benefit) provision for income taxes	(59,835)	15,608	(111,490)	36,529

Net (loss) earnings	$(138,765)	$48,639	$(509,850)	$92,215

Net (loss) earnings per share - Basic	$(1.12)	$0.36	$(4.06)	$0.68
Net (loss) earnings per share - Diluted	$(1.12)	$0.36	$(4.06)	$0.68

Weighted average shares outstanding - Basic	123,349	135,410	125,481	135,698
Weighted average shares outstanding - Diluted	123,349	135,675	125,481	136,138

Dividends declared per share	$0.17	$0.16	$0.34	$0.32

BED BATH & BEYOND INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	August 31, 2019	September 1, 2018
Assets

Current assets:
Cash and cash equivalents	$983,847	$869,297
Short term investment securities	—	205,916
Merchandise inventories	2,334,936	2,813,588
Prepaid expenses and other current assets	301,368	387,343

Total current assets	3,620,151	4,276,144

Long term investment securities	20,520	19,742
Property and equipment, net	1,772,667	1,881,957
Operating lease assets	2,012,681	—
Goodwill	—	716,283
Other assets	490,359	425,737

	$7,916,378	$7,319,863

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$1,073,895	$1,366,161
Accrued expenses and other current liabilities	615,748	748,629
Merchandise credit and gift card liabilities	341,143	329,227
Current operating lease liabilities	456,324	—

Total current liabilities	2,487,110	2,444,017

Other liabilities	182,700	427,118
Income taxes payable	41,683	54,010
Operating lease liabilities	1,813,015	—
Long term debt	1,488,167	1,492,310

Total liabilities	6,012,675	4,417,455

Shareholders' equity:

Preferred stock - $0.01 par value; authorized - 1,000 shares; no shares issued or outstanding	—	—

Common stock - $0.01 par value; authorized - 900,000 shares; issued 343,595 and 342,708 shares, respectively; outstanding 126,566 and 138,051 shares, respectively	3,436	3,427
Additional paid-in capital	2,150,542	2,096,282
Retained earnings	10,521,658	11,386,561
Treasury stock, at cost; 217,029 and 204,657 shares, respectively	(10,714,012)	(10,530,712)
Accumulated other comprehensive loss	(57,921)	(53,150)

Total shareholders' equity	1,903,703	2,902,408

	$7,916,378	$7,319,863

BED BATH & BEYOND INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Six Months Ended
	August 31, 2019	September 1, 2018
Cash Flows from Operating Activities:

Net (loss) earnings	$(509,850)	$92,215
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation and amortization	167,972	161,668
Goodwill and other impairments	429,624	—
Stock-based compensation	31,410	37,043
Deferred income taxes	(87,201)	(4,074)
Other	(3,135)	(1,029)
Decrease (increase) in assets:
Merchandise inventories	283,884	(85,805)
Trading investment securities	21	(4,174)
Other current assets	(54,246)	175,479
Other assets	(1,262)	1,475
Increase (decrease) in liabilities:
Accounts payable	12,250	218,945
Accrued expenses and other current liabilities	(3,458)	51,734
Merchandise credit and gift card liabilities	1,829	5,774
Income taxes payable	(28,056)	(7,268)
Operating lease assets and liabilities, net	17,089	—
Other liabilities	(968)	(2,967)

Net cash provided by operating activities	255,903	639,016

Cash Flows from Investing Activities:

Purchase of held-to-maturity investment securities	(57,000)	(121,625)
Redemption of held-to-maturity investment securities	545,000	298,125
Capital expenditures	(125,210)	(181,541)

Net cash provided by (used in) investing activities	362,790	(5,041)

Cash Flows from Financing Activities:

Payment of dividends	(43,373)	(43,401)
Repurchase of common stock, including fees	(97,967)	(62,740)

Net cash used in financing activities	(141,340)	(106,141)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(167)	(4,677)

Net increase in cash, cash equivalents and restricted cash	477,186	523,157

Cash, cash equivalents and restricted cash:
Beginning of period	529,971	367,140
End of period	$1,007,157	$890,297

The Fiscal Year 2018 consolidated statement of cash flows was revised to include restricted cash due to the adoption of Accounting Standards Update 2016-18 Statement of Cash Flows (Topic 230) in Fiscal Year 2018.

Non-GAAP Financial Measures

The following table reconciles non-GAAP financial measures presented in this press release or that may be presented on the Company’s second quarter conference call with analysts and investors.  The Company believes that these non-GAAP financial measures provide management, analysts, investors and other users of the Company’s financial information with meaningful supplemental information regarding the performance of the Company’s business.  These non-GAAP financial measures should not be considered superior to, but in addition to other financial measures prepared by the Company in accordance with GAAP, including the year-to-year results.  The Company’s method of determining these non-GAAP financial measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and the Company does not recommend the sole use of this non-GAAP measure to assess its financial and earnings performance. The Company has not previously presented non-GAAP financial measures regarding its results for its fiscal 2018 second quarter.  For reasons noted above, the Company is presenting certain non-GAAP financial measures for its fiscal 2019 second quarter.  In order for investors to be able to more easily compare the Company’s performance across periods, the Company has included comparable reconciliations for the 2018 period in the reconciliation tables below.

Non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	August 31, 2019	September 1, 2018	August 31, 2019	September 1, 2018
Reconciliation of Adjusted Gross Profit

Reported gross profit	$726,988	$988,561	$1,614,167	$1,953,409

Adjustments:
Inventory write down	193,735	—	193,735	—
Total adjustments	193,735	—	193,735	—

Adjusted gross profit	$920,723	$988,561	$1,807,902	$1,953,409

Reconciliation of Adjusted Gross Margin

Reported gross margin	26.7%	33.7%	30.5%	34.3%

Adjustments:
Inventory write down	7.2%	—%	3.7%	—%
Total adjustments	7.2%	—%	3.7%	—%

Adjusted gross margin	33.9%	33.7%	34.2%	34.3%

Reconciliation of Adjusted Selling, General and Administrative Expenses

Reported selling, general and administrative expenses	$880,889	$909,703	$1,773,643	$1,793,322

Adjustments:
Severance costs	(22,537)	(4,559)	(61,199)	(13,892)
Shareholder activity costs	—	—	(8,000)	—
Total adjustments	(22,537)	(4,559)	(69,199)	(13,892)

Adjusted selling, general and administrative expenses	$858,352	$905,144	$1,704,444	$1,779,430

	Three Months Ended		Six Months Ended
	August 31, 2019	September 1, 2018	August 31, 2019	September 1, 2018

Reconciliation of Adjusted Selling, General and Administrative Expenses as a Percent of Net Sales

Reported selling, general and administrative expenses as a percent of net sales	32.4%	31.0%	33.5%	31.5%

Adjustments:
Severance costs	(0.8)%	(0.2)%	(1.1)%	(0.2)%
Shareholder activity costs	—%	—%	(0.2)%	—%
Total adjustments	(0.8)%	(0.2)%	(1.3)%	(0.2)%

Adjusted selling, general and administrative expenses as a percent of net sales	31.6%	30.8%	32.2%	31.3%

Reconciliation of Adjusted Net Earnings

Reported net (loss) earnings	$(138,765)	$48,639	$(509,850)	$92,215

Pre-tax Adjustments:
Inventory write down	193,735	—	193,735	—
Severance costs	22,537	4,559	61,199	13,892
Goodwill and other impairments (a)	28,357	—	429,624	—
Shareholder activity costs	—	—	8,000	—
Total pre-tax adjustments	244,629	4,559	692,558	13,892

Tax impact of adjustments	(63,964)	(1,150)	(125,351)	(2,768)

Total adjustments, after tax	180,665	3,409	567,207	11,124

Adjusted net income	$41,900	$52,048	$57,357	$103,339

Reconciliation of Adjusted Net Earnings per Diluted Share

Reported net (loss) earnings per diluted share	$(1.12)	$0.36	$(4.06)	$0.68
Goodwill and other impairments, severance, shareholder activity costs, and inventory write down	1.46	0.02	4.52	0.08
Adjusted net earnings per diluted share	$0.34	$0.38	$0.46	$0.76

(a) Goodwill and other impairments include: (1) goodwill, tradename and store asset impairments related to the North American Retail reporting unit; and (2) tradename impairments related to the Institutional Sales reporting unit.